                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                                 Date of Report

              (Date of earliest event reported): September 8, 2006

                                   UTG, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                           0-16867                                20-2907892
(State or other jurisdiction of       (Commission File Number)          (I.R.S. Employer Identification No.)
incorporation or organization)

                            5250 South Sixth Street
                          Springfield, Illinois 62703
             (Address of principal executive offices and zip code)

                                 (217) 241-6300

              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report)

     Check the  appropriate  box below if the Form 8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

 Written communications pursuant to Rule 425 under the Securities Act

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 - Registrant's Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

On September 6, 2006, UTG, Inc.,  William F. Guest and John D. Cornett agreed to an amendment to the definitive  Stock Purchase  Agreement  dated August 7, 2006, whereby UTG,  Inc.  agreed to purchase a majority of the issued and  outstanding common stock of Acap Corporation.

This amendment to the original agreement adjusts the purchase price of the 1,492 shares to be acquired from Messrs. Guest and Cornett at closing from $14,535,064 to $14,279,932. The additional 352 shares from certain other shareholders may be purchased on the same terms,  including the adjusted  price.  Additionally,  the purchase price for shares under the stock put option agreements will be equal to the per share purchase price as amended.

All other terms and  conditions  of the  original  agreement  remain  intact and unchanged.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exibits.

(c)  Exhibits.

Exhibit 2(a) - Amendment No. 1, dated  September 6, 2006, to the Stock  Purchase
Agreement, dated August 7, 2006, between UTG, Inc. and William F. Guest and John
D. Cornett

                                   SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the
Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                                   UTG, INC.

Date:  September 8, 2006                By:  /s/ Theodore C. Miller
                                             Theodore C. Miller
                                             Senior Vice President and Chief Financial Officer

                                 Exhibit Index

Exhibit No.

                    Description

Exhibit 2(a)

                    Amendment  No. 1,  dated  September  6,  2006,  to the Stock
                    Purchase Agreement,  dated August 7, 2006, between UTG, Inc.
                    and William F. Guest and John D. Cornett